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                                                                    Exhibit 10.2

                             FOURTH AMENDMENT TO THE
                              PREMCOR PENSION PLAN

     WHEREAS, Premcor Inc. ("Company") previously established the Premcor Pension Plan ("Plan"); and

     WHEREAS, the Company reserved the right to amend the Plan in Section 12 thereof; and

     WHEREAS, the Company desires to amend the Plan to provide for full vesting for certain employees terminated during reductions in force or due to job-function relocations;

     NOW, THEREFORE, Section 8A.3 is amended by adding the following sentence to the end thereof:

  "In addition, the Pension Account of a Participant whose employment with the Employer is involuntarily terminated (1) during 2003 due to the relocation of such Participant's Legal or Wholesale job function from the general offices of the Employer to Greenwich, Connecticut or (2) during 2003 due to the reductions in force at the Employer's general offices, Lima refinery and Port Arthur refinery, shall be 100% vested and nonforfeitable upon such termination of employment."

     IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized officer this 30th day of May, 2003.


                                        PREMCOR INC.

                                           By /s/ James R. Voss
                                              --------------------------
                                              James R. Voss,
                                              Senior Vice-President